UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C., 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 6, 2005

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PETROL OIL AND GAS, INC.

(Exact name of registrant as specified in its charter)

__________________________________________________

Nevada	000-3009	90-0066187
(State of other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

3161 E. Warm Springs Road
Suite 300
Las Vegas, Nevada	89120
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including are code: (702) 454-7318

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 – Regulation FD

Item 7.01 Regulation FD Disclosure.

In December 2005, the Registrant received a Research Report (the “Report”) prepared by Joe Blankenship (the “Analyst”) of Source Capital Group, Inc. The Registrant intends to use the Report in presentations made to brokers, dealers and marketing agencies and also post the Report on its corporate website (www.petroloilandgas.com).

The Analyst has received prior direct compensation from the Registrant for the preparation of a previous report as follows:

*	$6,000 cash received before the prior report was prepared;
*	10,000 shares of restricted common stock (issued on February 9, 2004);
*	options to purchase 25,000 shares of common stock at $2.50 per share; and
*	options to purchase an additional 25,000 shares of common stock at $4.00 per share.

The term of each of the options was two (2) years.

The Registrant assisted the Analyst in gathering information for the Report, however, the understanding between the Registrant and the Analyst calls for the Analyst to maintain full discretion to report his own opinion about the investment prospects of the Registrant and its desirability for both individual and institutional investors. The Report has been attached to this filing as Exhibit 99.1.

The Report contains forward-looking statements within the meaning of the federal securities laws. These forward-looking statements are necessarily based on certain assumptions and are subject to significant risks and uncertainties. These forward-looking statements are based on management’s expectations as of the date hereof and the opinion of the Analyst. The Registrant does not undertake any responsibility for the adequacy, accuracy or completeness or to update any of these statements in the future. Actual future performance and results could differ from that contained in or suggested by these forward-looking statements.

Cautionary Note to U.S. Investors – The United States Securities and Exchange Commission permits oil and gas companies, in their filings with the SEC, to disclose only proved reserves as defined in Rule 4-10(a) of Regulation S-X. The Report may contain certain terms such as probable reserves and possible reserves, which the SEC’s guidelines strictly prohibit the Registrant from including in filings with the SEC. U.S. Investors are urged to consider closely the disclosure in the Registrant’s Form 10-KSB, File No. 000-30009, available from the Registrant at 3161 E. Warm Springs Road, Suite 300, Las Vegas, Nevada 89120. You can also obtain this form from the SEC by calling 1-800-SEC-0330.

Section 8 – Other Events

Item 8.01 Other Events.

Press Releases

On December 6, 2005, the Registrant issued a press release announcing it has initiated a $10 million drilling and development plan for its Coal Creek project, located in southeast Kansas. A copy of the press release is attached hereto as Exhibit 99.2.

On December 8, 2005, the Registrant issued a press release announcing that Source Capital Group, Inc., a NASD registered broker-dealer, in a recent research report (mentioned above in Item 7.01) has upgraded its recommendation to strong buy while maintaining its twelve-month price target for POIG at $7.00 per share. A copy of the press release is attached hereto as Exhibit 99.3.

On December 13, 2005, the Registrant issued another press release announcing it has entered into a long term contract with Coal Creek Pipeline, Inc. (CCP), whereby CCP will transport, process and sell the Registrant’s natural gas production from its prolific 82,000 acre Coal Creek Project in southeast Kansas. A copy of the press release is attached hereto as Exhibit 99.4.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

EXHIBITS

99.1 Research Analysis Report prepared by Joseph Blankenship of Source Capital Group, Inc., dated December 7, 2005
99.2 Press Release, dated December 6, 2005
99.3 Press Release, dated December 8, 2005
99.4 Press Release, dated December 13, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

PETROL OIL AND GAS, INC.

By:/s/ Paul Branagan

Paul Branagan, President

Date: December 14, 2005

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